Exhibit 10.1

SECOND AMENDMENT
TO
BIO-PATH HOLDINGS, INC.

2017 STOCK INCENTIVE PLAN

This Second Amendment (the “Second Amendment”) to that certain Bio-Path Holdings, Inc. 2017 Stock Incentive Plan (as amended, the “Plan”) of Bio-Path Holdings, Inc., a Delaware corporation (the “Company”), is adopted as of May 12, 2020.  All capitalized and undefined terms used herein shall have the meanings ascribed to such terms in the Plan.

WHEREAS, pursuant to subsection 18.1 of the Plan, the Board of Directors of the Company (the “Board”) is authorized to amend the Plan; and

WHEREAS, the Board unanimously approved this Second Amendment to increase the maximum number of Shares with respect to which Awards may be granted to an Eligible Person during any calendar year under the Plan as set forth herein.

NOW, THEREFORE, in connection with the foregoing, the Plan is hereby amended as follows, subject to approval by the stockholders of the Company:

Subsection 4.2(a) is hereby deleted in its entirety and replaced with the following:

1.             “4.2 Maximum Award to Eligible Person.

(a)       The maximum number of Shares with respect to which Awards may be granted to an Eligible Person during any calendar year shall not exceed 165,000. For purposes of this subsection 4.2(a), an Award that has been granted to an Eligible Person during the calendar year, but which is subsequently forfeited or otherwise cancelled will be counted against the maximum number of Shares with respect to which Awards may be granted to such Eligible Person.”

Except as amended and modified by this Second Amendment, the Plan shall continue in full force and effect, and the Plan and this Second Amendment shall be construed as one and the same instrument.

The foregoing is hereby acknowledged as being the Second Amendment to the Bio-Path Holdings, Inc. 2017 Stock Incentive Plan, as adopted by the Board on May 12, 2020.

BIO-PATH HOLDINGS, INC.

By:	/s/ Peter H. Nielsen
Name: Peter H. Nielsen
Title: President and Chief Executive Officer